Exhibit 99.1

News Release

Superior Industries International, Inc. Receives NYSE Continued Listing
Standards Notice

SOUTHFIELD, MICHIGAN – June 5, 2025 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP), one of the world’s leading aluminum wheel suppliers, today announced that on June 2, 2025, it received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) of non-compliance with Section 802.01B of NYSE Listed Company Manual (the “Manual”), which requires an average global market capitalization of not less than $50 million over a consecutive 30-trading day period and stockholders’ equity of not less than $50 million. As set forth in the Notice, as of May 30, 2025, the Company’s 30-trading day average market capitalization was approximately $45.9 million, and the Company’s last reported stockholders’ deficit, as of March 31, 2025, was approximately $(288.7) million.

In accordance with applicable NYSE procedures, within 45 days from receipt of the Notice, the Company must submit to NYSE a business plan that demonstrates compliance with Section 802.01B of the Manual within 18 months of receipt of the Notice. The Listing Operations Committee of NYSE will review the business plan and will either accept the plan, at which time the Company will be subject to ongoing quarterly monitoring for compliance with the business plan, or reject it, at which time the Company will be subject to suspension and delisting proceedings. The Company expects to timely submit such a business plan to NYSE.

Pursuant to NYSE rules, the Company’s common stock will continue to be listed and traded on NYSE during the cure periods outlined above, subject to the Company’s compliance with other NYSE continued listing requirements. The current noncompliance with the standards described above does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (the “SEC”).

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,”

“guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond Superior’s control, including, without limitation, future fluctuations in the Company’s market capitalization and stockholders’ equity; its ability to submit a required business plan and regain compliance with the Manual and maintain a listing of the Company’s common stock on NYSE. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s SEC filings and reports.

New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Superior. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law

Contacts:

Superior Investor Relations:

(248) 234-7104

Investor.Relations@supind.com